EXHIBIT 2.01

Articles of Merger of Dynamic Information System and eXchange, Inc., a Utah corporation with and into Career Worth, Inc., a Nevada corporation

THESE ARTICLES OF MERGER are executed and entered into this 19th day of October, 2000, by and between Career Worth, Inc., a Nevada corporation (hereinafter referred to as "CW" or the "Surviving Corporation"), and Dynamic Information System and eXchange, Inc., a Utah corporation (hereinafter referred to as "DISX").

Witnesseth

I. Plan of Merger

Pursuant to these Articles of Merger, it is intended and agreed that DISX will be merged with and into CW and that CW shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger between CW and DISX dated as of October 19, 2000, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

II.  Articles of Incorporation and Bylaws

On the consummation of the merger, the articles of incorporation and bylaws of CW shall be the articles of incorporation and bylaws of the Surviving Corporation.

III.  Name of Surviving Corporation

The name of the Surviving Corporation, which will continue in existence after the merger, shall be Career Worth, Inc.

IV.  Officers and Directors

The officers and directors of DISX, shall become the officers and directors of the Surviving Corporation.

V.  Authorized and Outstanding Shares of DISX

DISX is authorized to issue a total of 55,000,000 shares of stock consisting of 50,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"), of which 31,919,279 shares are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") of which no shares are issued and outstanding.

VI.  Authorized and Outstanding Shares of CW

CW is authorized to issue a total of 55,000,000 shares of stock consisting of 50,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"), of which 100 shares are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") of which no shares are issued and outstanding.
VII.  Approval by Shareholders of DISX

Of the 31,919,279 issued and outstanding shares of DISX, 19,074,189 shares were voted in favor of entering into the Plan of Merger, and no shares abstained or dissented, all in accordance with the provisions of the Utah Revised Business Corporation Act. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

VIII.  Approval by Shareholder of CW

Of the 1000 issued and outstanding shares of CW, 1000 were voted in favor of entering into the Plan of Merger, and no shares abstained or dissented, all in accordance with the provisions of the Nevada Revised Statutes. Such shares were voted as a class; no share of any other class of stock were issued and outstanding and entitled to vote thereon.

IX.  Statutory Basis for Merger

The merger of DISX with and into CW is allowed pursuant to Section 1107 of the Utah Revised Business Corporation Act and Section 92A.190 of the Nevada Revised Statutes.

X.  Agreement of Surviving Corporation

The Surviving Corporation hereby consents and agrees that:

(a)The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DISX as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DISX against the Surviving Corporation;

(b)The Secretary of State of the State of Utah shall be, and hereby is, irrevocable appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;

(c)The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

(d)Such Surviving Corporation will promptly pay to the dissenting shareholders of DISX the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders; and

(e)The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement and Plan of Merger, as filed in the State of Utah, which will be provided, without cost, to shareholders of the Surviving Corporation when request.

IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Articles of Merger as of the date first above written.

                                          Dynamic Information System and
                                           eXchange, Inc.
Attest:                                   a Utah corporation
By:/S/Larry Heaps, Secretary              By:/S/Larry Heaps, President


                                          Career Worth, Inc.
Attest:                                   a Nevada corporation
By:/S/Larry Heaps                         By:/S/Ross Wolfley, President


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 19th day of October, 2000, personally appeared before me Larry Heaps, the President and Secretary, respectively, of Dynamic Information System and eXchange, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information System and eXchange, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL


/S/Lauri Busk
Notary Public


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 19th day of October, 2000, personally appeared before me Ross Wolfley, the President of Career Worth, Inc., a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President of Career Worth, Inc., a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL


/S/Lauri Busk
Notary Public

Plan of Merger of Dynamic Information System and eXchange, Inc. and Career Worth, Inc.

THIS PLAN OF MERGER (the "Plan") dated as of October 19, 2000 is entered into by and between Dynamic Information System and eXchange, Inc., a Utah corporation ("DISX"), and Career Worth, Inc., a Nevada corporation ("CW"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

Premises

WHEREAS, CW is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of of 55,000,000 shares of stock consisting of 50,000,000 shares of common stock having a par value $0.001 per share ("Common Stock of CW"), of which 1000 shares are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share ("Preferred Stock of CW") of which no shares are issued and outstanding;

WHEREAS, DISX is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 55,000,000 shares of stock consisting of 50,000,000 shares of common stock having a par value $0.001 per share ("Common Stock of DISX"), of which 31,919,279 shares are issued and outstanding, and 5,000,000 shares of preferred stock having a par value of $0.001 per share ("Preferred Stock of DISX") of which no shares are issued and outstanding.; and

WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of DISX with and into CW with CW as the surviving corporation as authorized by the statutes of the states of Utah and Nevada.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of DISX to be converted into shares of stock of CW and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

Article I
Merger and Name of Surviving Corporation

On the effective date of the merger, DISX and CW shall cease to exist separately and DISX shall be merged with and into CW, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "Career Worth, Inc." or such other name as may be available and to which the parties may agree.

Article II
Terms and Conditions of Merger

The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

(a)  On the Effective Date of the merger:

(1) DISX shall be merged into CW to form a single corporation, and CW shall be designated herein as the Surviving Corporation.

(2) The separate existence of DISX shall cease.

(3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Nevada.

(4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

(b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of DISX immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

(c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of DISX immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

Article III
Manner and Basis of Converting Shares

The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows:

(a) Each share of Common Stock of DISX outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of CW which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of DISX shall be entitled, on surrender thereof along with the payment of $15 to DISX transfer agent Colonial Stock Transfer, 440 East 400 South, Suite 1, Salt Lake City, Utah 84111, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of CW, which such shares shall have converted into. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of DISX) shall for all purposes evidence the ownership of the shares of CW into which such shares shall have been converted.

(b) All shares of the Common Stock of CW into which shares of the Common Stock of DISX shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of DISX, as applicable.

(c) If any certificate for shares of CW is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to CW or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of CW in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of CW or any agent designated by it that such tax has been paid or is not payable.

Article IV
Certificate of Incorporation and Bylaws

The articles of incorporation of CW shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of CW shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

Article V
Shareholder Approval

This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the States of Utah and Nevada. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Utah and Nevada.

Article VI
Officers and Directors

The officers and directors of DISX shall become the officers and directors of CW, after the Merger, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

Article VII
Approval and Effective Date of the Merger; Miscellaneous Matters

1. The merger shall become effective when all the following actions shall have been taken:

(a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Utah and Nevada;

(b)This Plan, or certificate of merger in the form required, executed and verified in accordance with the laws of the states of Utah and Nevada, shall be filed in the Offices of the Secretary of State of Utah and Nevada; and

(c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of DISX acquired or to be acquired by, or as a result of, the merger, the officers and directors of DISX or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

3. The Surviving Corporation may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of DISX as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of DISX against the Surviving Corporation.

4. The Secretary of State of the State of Utah shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

5. The Surviving Corporation's address for any service of process received by the Secretary of State is Nevada Agency and Trust Co, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

6. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

7. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

8. This Plan shall be governed by and construed in accordance with the laws of the state of Nevada.

The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, the president and secretary of DISX, and the president of CW, do hereby execute this Plan of Merger this 19th day of October, 2000, declaring and certifying that this is our act and deed and the facts herein stated are true.

OFFICER'S CERTIFICATE
Dynamic Information System and eXchange, INC.

 I, Larry Heaps, President of Dynamic Information System and eXchange, Inc., a Utah corporation ("DISX"), hereby certify in accordance with the Utah Revised Business Corporation Act that the Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by DISX and Career Worth, Inc., a Nevada Corporation ("CW"), was duly approved and adopted pursuant to section 16-10a-1107 of the Utah Revised Business Corporation Act of the State of Utah by the vote of holders of a majority of all of the outstanding stock of DISX; and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

I have executed this certificate this 19th day of October, 2000.

By:/S/Larry Heaps, President


OFFICER'S CERTIFICATE
Career Worth, Inc.

I, Ross Wolfley, President of Career Worth, Inc., a Nevada corporation ("CW"), hereby certify in accordance with the Nevada Revised Statutes that the Plan of Merger to which this certificate is attached, after having first duly approved and adopted pursuant to section 92A.190 of the Nevada Revised Statutes by the vote of holders of a majority of all of the outstanding stock of CW; and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

I have executed this certificate this 19th day of October, 2000.

By:/S/Ross Wolfley, President


EXECUTION AND ACKNOWLEDGMENT

The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, having been adopted by the stockholders of Dynamic Information System and eXchange, Inc. ("DISX"), in accordance with the Utah Revised Business Corporation Act and the laws of the State of Utah, and the majority vote of the stockholders of Career Worth, Inc., a Nevada corporation ("CW"), in accordance with the Nevada Revised Statutes and the laws of the State of Nevada the president and secretary of DISX and the president CW do hereby execute this Plan of Merger this 19th day of October, 2000, declaring and certifying that this is our act and deed and the facts herein stated are true.


                                          Dynamic Information System and
                                           eXchange, Inc.
Attest:                                   a Utah corporation
By:/S/Larry Heaps, Secretary              By:/S/Larry Heaps, President

                                          Career Worth, Inc.
Attest:                                   a Nevada corporation
By:/S/Larry Heaps                         By:/S/Ross Wolfley, President

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 19th day of October, 2000, personally appeared before me Larry Heaps, the President and Secretary, respectively, of Dynamic Information System and eXchange, Inc., a Utah corporation, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Dynamic Information System and eXchange, Inc., a Utah corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL


/S/Lauri Busk
Notary Public

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )

I, the undersigned notary public, hereby certify that on the 19th day of October, 2000, personally appeared before me Ross Wolfley, the President of Career Worth, Inc., a Nevada corporation, who being by me first duly sworn, severally declared that he is the person who signed the foregoing documents as President of Career Worth, Inc., a Nevada corporation, and that the statements therein contained are true.

WITNESS MY HAND AND OFFICIAL SEAL


/S/Lauri Busk
Notary Public